EXECUTION VERSION

EXHIBIT 10.52

STOCK PURCHASE AGREEMENT

By and Between

Sarepta Therapeutics, Inc.

and

Roche Finance Ltd

Dated December 21, 2019

Table of Contents

Page

Section 1.	Purchase and Sale of Common Stock	1
1.1.	Sale and Issuance of Common Stock	1
1.2.	Payment	1
1.3.	Closing; Delivery	1
1.4.	No Registration.	1
1.5.	Defined Terms Used in this Agreement	2
1.6.	No Strict Construction; Interpretation	3
Section 2.	Representations and Warranties of the Company	4
2.1.	Organization and Power	4
2.2.	Authorization	5
2.3.	No Conflicts; Consents and Approvals; No Violation	5
2.4.	Broker’s Fee	6
2.5.	Listing	6
2.6.	Valid Issuance	6
2.7.	SEC Documents; Financial Statements; Internal Controls and Procedures	7
2.8.	Regulation M Compliance	8
2.9.	Full Disclosure	8
2.10.	Capitalization	8
2.11.	Litigation	9
2.12.	Taxes	9
2.13.	Collaboration Agreement Representations	9
2.14.	CFIUS.	9
Section 3.	Representations and Warranties of the Purchaser	10
3.1.	Organization	10
3.2.	Authorization	10
3.3.	No Conflicts; Consents and Approvals; No Violation	10
3.4.	Broker’s Fee	11
3.5.	Litigation	11
3.6.	Securities Law Matters	11
Section 4.	Transfer or Resale Restrictions; Legends; Covenants.	12
4.1.	Agreement to Hold Shares	12
4.2.	Legends	12
4.3.	Cooperation	12
4.4.	Covenants	13
Section 5.	Conditions to Closing.	13
5.1.	Conditions to Obligations of the Parties	13
Section 6.	Termination.	13
6.1.	Automatic Termination of Agreement	13
6.2.	Effect of Termination	14
Section 7.	Miscellaneous	14
7.1.	Survival of Warranties	14
7.2.	Successors and Assigns	14
7.3.	Governing Law	14
7.4.	Titles and Subtitles	14
7.5.	Notices	15
7.6.	Expenses	15

i

7.7.	Waiver	15
7.8.	Amendments	15
7.9.	Severability	15
7.10.	Entire Agreement	15
7.11.	Exclusive Jurisdiction; Venue	15
7.12.	Waiver of Jury Trial	16
7.13.	Counterparts	16
7.14.	Specific Performance	16

ii

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of December 21, 2019, by and between Sarepta Therapeutics, Inc., a Delaware corporation (the “Company”), and Roche Finance Ltd, a Swiss company (the “Purchaser”). The Company and the Purchaser may be referred to herein individually as a “Party” and collectively as the “Parties.”

The Parties hereby agree as follows:

Section 1.	Purchase and Sale of Common Stock.
1.1.

Sale and Issuance of Common Stock.  Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to the Purchaser at the Closing, 2,522,227 shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), at a price per share equal to $158.59 (for an aggregate purchase price of $399,999,979.93 (the “Purchase Price”)). The shares of Common Stock issued to the Purchaser pursuant to this Agreement will be referred to in this Agreement as the “Shares.”  If, between the date hereof and the Closing, any change in the issued share capital of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares (or any similar change in the share capital of the Company in connection with any merger, reorganization, amalgamation or spin-off), or any stock dividend thereon with a record date during such period, the number of Shares and price per Share shall be appropriately adjusted.

1.2.

Payment.  At the Closing, the Purchaser will pay the Purchase Price by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchaser prior to the Closing.

1.3.	Closing; Delivery.
(a)

The closing of the transactions contemplated by this Section 1 (the “Closing”) will be held on the date on which the Upfront Payment (as defined in the Collaboration Agreement) is required to be paid or at such other time or date as may be jointly designated by the Company and the Purchaser (the “Closing Date”) at such place as may be jointly designated by the Company and the Purchaser.

(b)

Closing Deliverables.  At the Closing, the Purchaser will deliver or cause to be delivered to the Company, the Purchase Price, and the Company will deliver or cause to be delivered to the Purchaser, evidence reasonably satisfactory to the Purchaser of the issuance of the Shares to the Purchaser in book entry form.

1.4.	No Registration. The Purchaser acknowledges and agrees that the Company undertakes no obligation to register the issuance of the Shares to the Purchaser or any resale of the Shares by the Purchaser.

1.5.

Defined Terms Used in this Agreement.  In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement will be construed to have the meanings set forth or referenced below.

(a)

“Affiliate” means, with respect to any Person, another Person that controls, is controlled by or is under common control with such Person; provided that with respect to the Purchaser, the term “Affiliate” will not include any employee benefit plan of Purchaser.  A Person will be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  For the purposes of this Agreement, in no event (i) will Purchaser or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor will the Company or any of its Affiliates be deemed Affiliates of the Purchaser or any of its Affiliates or (ii) will Chugai Pharmaceutical Co., Ltd. (or any of its Subsidiaries) be deemed an Affiliate of the Purchaser unless and until Roche provides the Company with written notice of its desire to include any such Person as an Affiliate.

(b)	“Business Day” means any day (other than a Saturday or Sunday) on which the banks in New York, New York and Basel, Switzerland are both open for business.
(c)

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person’s capital stock, and any and all rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

(d)	“Collaboration Agreement” means that certain License, Collaboration, and Option Agreement by and between Sarepta Therapeutics Three, LLC and F. Hoffmann-La Roche Ltd, dated as of December 21, 2019.
(e)

“Encumbrance” means any security interest, lien, pledge, claim, charge, escrow, encumbrance, option, right of first offer, right of first refusal, preemptive right, mortgage, indenture, security agreement or other similar agreement, arrangement, contract, commitment, understanding, or obligation, whether written or oral, and whether or not relating in any way to credit or the borrowing of money.

(f)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, as in effect from time to time.
(g)	“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis.
(h)

“Governmental Entity” means any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

(i)	“Laws” mean all United States and foreign national, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, treaties and decrees.
(j)

“Material Adverse Effect” means, with respect to a Person, any fact, circumstance, change, event, occurrence or effect that, individually, or in the aggregate with any such other facts, circumstances, changes, events, occurrences or effects, would have, or would reasonably be expected to have, a material adverse effect on (i) the financial condition, business, properties, assets, liabilities, or results of operations of such Person and its Affiliates, taken as a whole, or (ii) the ability of such Person and its Affiliates to perform and comply with their respective obligations under this Agreement or the Collaboration Agreement.

(k)	“Nasdaq” means the Nasdaq Global Select Market.
(l)

“Order” means any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered into or rendered by any court, administrative agency or other Governmental Entity or by any arbitrator.

(m)

“Person” means any corporation, sole proprietorship, limited or general partnership, limited liability partnership, limited liability company, business trust, joint stock company, joint venture, trust, incorporated or unincorporated association, governmental or political body, subdivision, authority, bureau, or agency, or any other entity or body similar to any of the foregoing, or an individual, and will include any successor (by merger or otherwise) of such entity.

(n)	“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act, as amended, as in effect from time to time.
(o)	“Securities Act” means the Securities Act of 1933.
(p)

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (x) that is a controlled Affiliate of such Person, (y) of which such Person or a Subsidiary of such person is a general partner or (y) of which such Person or a Subsidiary of such person has the power to elect a majority of the board of directors or persons performing similar functions with respect to such entity (whether by ownership of securities or otherwise).

(q)	“Third Party” means any Person other than a Party and its Affiliates.
1.6.

No Strict Construction; Interpretation.  This Agreement has been prepared jointly and will not be strictly construed against either Party. Ambiguities, if any, in this Agreement will not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. Except where the context expressly requires otherwise, (a) whenever any provision of this Agreement uses the term “including” (or “includes”), such term will be deemed to mean “including without limitation” and “including but not limited to” (or “includes without limitations” and “includes but is not limited to”) regardless of whether the words “without limitation” or “but not limited to” actually follow the term “including” (or “includes”); (b) “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words will refer to this Agreement in its entirety and not solely to the particular portion of this Agreement in which any such word is used; (c) all definitions set forth herein will be deemed applicable whether the words defined are used herein in the singular or the plural; (d) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders; (e) the schedules and exhibits to this Agreement, and the terms and conditions incorporated in such schedules and exhibits will be deemed integral parts of this Agreement and all references in this Agreement to this Agreement will encompass such schedules and exhibits and the terms and conditions incorporated in such schedules and exhibits; provided that in the event of any conflict between the terms and conditions of this Agreement and any terms and conditions set forth in the schedules or exhibits, the terms of this Agreement will control; (f)  unless otherwise provided, all references to Sections, Articles, and Schedules in this Agreement are to Sections, Articles, and Schedules of and to this Agreement; (g) any reference to any federal, national, state, local, or foreign statute or law will be deemed to also refer to all rules and regulations promulgated thereunder, and any reference to any law, rule, or regulation will be deemed to include the then‑current amendments thereto or any replacement or successor law, rule, or regulation thereof and any and all applicable Law; (h) wherever used, the word “shall” and the word “will” are each understood to be imperative or mandatory in nature and are interchangeable with one another; (i) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement; (j) the section headings and captions used herein are inserted for convenience of reference only and will not be construed to create obligations, benefits, or limitations; (k) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (l) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement; and (m) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent,” or “approve” or the like will require that such agreement, consent or approval be specific and in an executed writing.

Section 2.

Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser that the following representations and warranties are true and complete as of the date hereof and as of the Closing:

2.1.

Organization and Power.  The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company and each of its Subsidiaries is duly qualified and licensed as a foreign corporation to do business, and is in good standing in each jurisdiction in which the character of its assets owned or held under lease or the nature of its business makes such qualification necessary, except where the failure so to qualify or be licensed would not, individually or in the aggregate, be material to the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries is in material breach of its organizational documents.

2.2.

Authorization.  The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, the issuance, sale and delivery of the Shares by the Company, the compliance by the Company with each of the provisions of this Agreement, and the consummation by the Company of the transactions contemplated hereby (a) are within the corporate power and authority of the Company (including such approval and authorization by the Company’s board of directors required under the Laws of the State of Delaware and Company’s certificate of incorporation and bylaws) and (b) have been duly authorized by all necessary corporate action of the Company.  This Agreement has been duly and validly executed and delivered by the Company.  Assuming due authorization, execution and delivery by the Purchaser of this Agreement, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent such enforcement is limited by (i) any applicable bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity, including the possible unavailability of specific performance or injunctive relief or other equitable remedies.  No other corporate proceedings (including any vote of the holders of the Company’s capital stock) are necessary for the execution and delivery by the Company of this Agreement, the performance by it of its obligations under this Agreement or the consummation by it of the transactions contemplated hereby.

2.3.

No Conflicts; Consents and Approvals; No Violation.  Neither the execution, delivery or performance by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (a) result in a breach or a violation of, any provision of the certificate of incorporation, bylaws or other organizational documents (including shareholders’ and similar agreements) of the Company or of the certificate of incorporation, bylaws or other organizational documents (including shareholders’ and similar agreements) of any of its Subsidiaries; (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, payment or prepayment, suspension, limitation, revocation or acceleration, under (i) any Law applicable to the Company or (ii) any provision of any agreement or other instrument to which the Company or any of its Subsidiaries is a Party or pursuant to which any of them or any of their assets or properties is subject, except for, in the case of each clause (i) and (ii), breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not be material to the Company and its Subsidiaries taken as a whole; or (c) require any consent, Order, approval or authorization of, notification or submission to, filing with, license or permit from, or exemption or waiver by, any Governmental Entity or any other Person (collectively, the “Consents, Approvals and Filings”) on the part of the Company or any of its Subsidiaries, except for (w) the consents, approvals and filings required under the Securities Act, the Exchange Act and applicable state securities Laws, (x) the consents, approvals and filings required under rules of Nasdaq, (y) competition filings, notices and clearances and (z) such other consents, approvals and filings which the failure of the Company or any of its Subsidiaries to make or obtain would not, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole.  The Company is not in violation of any term or provision of its certificate of incorporation or by-laws, and, other than any violation that would not, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole, the Company is not in violation of any material term or provision of any agreement, indebtedness, mortgage, indenture, contract, Law or Order applicable to the Company.

2.4.

Broker’s Fee.  Other than Goldman Sachs (all of the fees and expenses of which will be paid by the Company and not the Purchaser), no agent, broker, investment banker or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Company or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement or the Collaboration Agreement.

2.5.

Listing.  The Common Stock is, and the Shares will be, listed on Nasdaq. The Company has not taken any action designed to, or which is likely to have the effect of, delisting the Common Stock from Nasdaq. As of the date hereof, the Company has not received any notification that, and has no knowledge that, the SEC (as defined below) or Nasdaq is contemplating terminating such listing.

2.6.

Valid Issuance.  The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and free of Encumbrances and restrictions on transfer (other than the restrictions on transfer expressly set forth in this Agreement, the restrictions on transfer generally applicable under applicable state and federal securities laws, and liens or encumbrances created by or imposed by the Purchaser). Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 3, subject to the consents, approvals and filings described in Section 2.3, the Shares will be issued in compliance with all applicable federal and state securities laws and the issuance and sale thereof is exempt from the registration and prospectus delivery requirements of the Securities Act.  Without limiting the foregoing, neither the Company nor, to the knowledge of the Company, any other person that the Company authorizes to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Common Stock and neither the Company nor, to the knowledge of the Company, any person acting on the Company’s behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Common Stock under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in no exemption from registration under the Securities Act being available, nor shall the Company take any action or steps that would cause the offering or issuance of the Common Stock under this Agreement to be integrated with other offerings such that no such exemption is available.  No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

2.7.	SEC Documents; Financial Statements; Internal Controls and Procedures.
(a)

The Company has filed or furnished all forms, documents and reports required to be filed or furnished by it with the Securities and Exchange Commission (the “SEC”) on a timely basis since January 1, 2018 (together with any documents so filed or furnished during such period on a voluntary basis, in each case as may have been amended, the “SEC Documents”). Each of the SEC Documents complied as to form in all material respects with the applicable requirements of applicable Law, including the Securities Act, the Exchange Act and the Sarbanes-Oxley Act.  As of the date filed or furnished with the SEC, or as of the date amended, in the case of such filings which have been amended, none of the SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments received from the SEC with respect to any of the SEC Documents.

(b)

The consolidated financial statements (including all related notes and schedules) of the Company included in the SEC Documents, fairly presented in accordance with GAAP the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated cash flows and changes in stockholders’ equity for the respective periods then ended and were prepared in all material respects in conformity with GAAP (except, in the case of the unaudited financial statements, for the absence of footnotes) applied on a consistent basis during the periods referred to therein (except as may be expressly indicated therein or in the notes thereto).  Since January 1, 2018, subject to any applicable grace periods, the Company has been and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable rules and regulations of Nasdaq.

(c)

The Company has designed and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and as necessary to permit preparation of financial statements in conformity with GAAP.  The Company’s disclosure controls and procedures are reasonably designed to ensure that all information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s principal executive officer and its principal financial officer by others in the Company or its Subsidiaries to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.  The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s board of directors (i) any material weaknesses in its internal control over financial reporting and (ii) any allegation of fraud that involves management of the Company or any other employees of the Company and its Subsidiaries who have a significant role in the Company’s internal control over financial reporting or disclosure controls and procedures.  Since January 1, 2018, neither the Company nor any of its Subsidiaries has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its Subsidiaries or their respective internal accounting controls. As of the date of this

Agreement, to the knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

2.8.

Regulation M Compliance.  Since January 1, 2018, the Company has not, and to its knowledge no one acting on its behalf has, (a) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (b) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (c) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

2.9.

Full Disclosure.  Other than the transactions that are the subject of this Agreement and the Collaboration Agreement (which may or may not be material), as of the date hereof, no fact or circumstance exists that would be required to be disclosed publicly pursuant to applicable Law, including in a current report on Form 8-K or in a registration statement filed under the Securities Act (were such a registration statement filed on the date hereof), that has not been disclosed in an SEC Document filed on or after January 1, 2019.

2.10.	Capitalization.
(a)

As of December 19, 2019 (the “Measurement Time”), the authorized capital stock of the Company consists of 99,000,000 shares of Common Stock and 3,333,333 shares of Preferred Stock.  As of the Measurement Time, there were 75,211,796 shares of Common Stock outstanding and outstanding awards to purchase 8,970,251 shares of Common Stock under various incentive stock plans. Since the Measurement Time, the Company has not issued any shares of Common Stock (or securities convertible into, or exchangeable or exercisable therefor) other than shares duly issued pursuant to outstanding awards in accordance with the terms of the Company’s incentive stock plans. As of the date hereof, there are no shares of Preferred Stock outstanding.

(i)

Additionally, as of the Measurement Time, there were 3,416,917 shares of Common Stock available for future issuance under the Company’s 2018 Equity Incentive Plan, 571,180 shares of Common Stock available for issuance under the Company’s Amended and Restated 2013 Employee Stock Purchase Plan, and 567,935 shares of Common Stock available for issuance under the Company’s 2014 Employment Commencement Incentive Plan.

(ii)	Sarepta does not have any shares in its treasury.
(b)

All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.  The Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect, and no antitakeover, control share acquisition, fair price, moratorium or other antitakeover Law applies or purports to apply to this Agreement or the transactions contemplated hereby.

(c)	The Company directly or indirectly owns 100% of the equity securities of Sarepta Therapeutics Three, LLC (“Sarepta III”).

(d)

Other than as described in the following sentence, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the stockholders of the Company or any of its Subsidiaries may vote (“Voting Debt”) are issued and outstanding. On November 14, 2017, the Company issued $570.0 million senior notes due on November 15, 2024 (the “2024 Notes”). The 2024 Notes were issued at face value and bear interest at the rate of 1.50% per annum, payable semi-annually in cash on each May 15 and November 15, commencing on May 15, 2018. Upon conversion, the Company may pay cash, shares of its Common Stock or a combination of cash and stock, as determined by the Company in its discretion. The 2024 Notes may be convertible into 7,763,552 shares of the Company’s Common Stock under certain circumstances prior to maturity at a conversion rate of 13.621 shares per $1,000 principal amount of the 2024 Notes, which represents a conversion price of $73.42 per share, subject to adjustment under certain conditions. Except as set forth above, neither the Company nor any of its Subsidiaries (including Sarepta III) have or are bound by any outstanding equity securities or any options, preemptive rights, rights of first offer, warrants, calls (except for the Company’s capped call transactions with J.P. Morgan and Goldman Sachs (as publicly disclosed as of the date hereof in the SEC Documents), commitments or other rights or agreements calling for the purchase or issuance of, or securities or rights convertible into, or exchangeable for, any shares of Common Stock or any other equity securities of the Company or Sarepta III or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock or equity securities, as applicable, of the Company or Sarepta III (including any rights plan or agreement).

2.11.

Litigation.  As of the date hereof, there is no action, suit, proceeding, audit, investigation or Order pending, threatened in writing or, to the knowledge of the Company, threatened orally that seeks to or has the effect of enjoining, prohibiting, materially impairing or materially delaying the consummation of the transactions contemplated hereby against the Company or any of its Subsidiaries or any of their respective assets before or by any Governmental Entity.

2.12.	Taxes. The Company is not a “U.S. real property holding corporation” within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.
2.13.

Collaboration Agreement Representations.  The Company hereby makes the representations and warranties of Sarepta III in Section 11.2 of the Collaboration Agreement (for the avoidance of doubt, solely as of the date hereof).

2.14.

CFIUS. The collaboration between the Parties (and/or their Affiliates) contemplated by the Collaboration Agreement does not involve the production, design, testing, manufacture, fabrication or development of any “critical technologies” as that term is defined in 31 C.F.R. §801.204.

Section 3.

Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company that the following representations and warranties are true and complete as of the date hereof and as of the Closing:

3.1.

Organization.  The Purchaser is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation, and has the requisite power and authority to carry on its business as it is now being conducted.  The Purchaser is duly qualified and licensed as a foreign corporation to do business, and is in good standing in each jurisdiction in which the character of its assets owned or held under lease or the nature of its business makes such qualification necessary, except where the failure so to qualify or be licensed would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser.

3.2.

Authorization.  The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement and the compliance by the Purchaser with each of the provisions of this Agreement (including the consummation by the Purchaser of the transactions contemplated hereby) (a) are within the requisite power and authority of the Purchaser and (b) have been duly authorized by all necessary action on the part of the Purchaser.  This Agreement has been duly and validly executed and delivered by the Purchaser.  Assuming due authorization, execution and delivery by the Company of this Agreement, this Agreement will constitute a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except to the extent such enforcement is limited by (i) any applicable bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity, including the possible unavailability of specific performance or injunctive relief or other equitable remedies.

3.3.

No Conflicts; Consents and Approvals; No Violation.  Neither the execution, delivery or performance by the Purchaser of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in a breach or a violation of, any provision of the articles of incorporation, bylaws or other organizational documents of the Purchaser or of the articles of incorporation, bylaws or other organizational documents of any of its Subsidiaries; (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law applicable to the Purchaser, or (ii) any provision of any agreement or other instrument to which the Purchaser is a Party or pursuant to which the Purchaser or its assets or properties is subject, except for, in the case of each clause (i) and (ii), breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not materially adversely affect the ability of the Purchaser to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; or (c) require any Consents, Approvals and Filings on the part of the Purchaser, except for (A) the Consents, Approvals and Filings required under the Exchange Act and applicable state securities Laws, (B) competition filings, notices and clearances and (C) such other Consents, Approvals and Filings which the failure of the Purchaser to make or obtain would not materially adversely affect the ability of the Purchaser to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

3.4.

Broker’s Fee.  No agent, broker, investment banker or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Purchaser in connection with the transactions contemplated by this Agreement to occur at the Closing for which the Purchaser or any Affiliate might be liable.

3.5.

Litigation.  As of the date hereof, there is no action, suit, proceeding, audit, investigation or Order pending, threatened in writing or, to the knowledge of the Purchaser, threatened orally that seeks to or has the effect of enjoining, prohibiting, materially impairing or materially delaying the consummation of the transactions contemplated hereby against the Purchaser or any of its Subsidiaries or any of their respective assets before or by any Governmental Entity.

3.6.	Securities Law Matters.
(a)	The Purchaser is acquiring the Shares for its own account, for investment and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.
(b)

The Purchaser is an “accredited investor,” as that term is as defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment.

(c)

The Purchaser and its advisers have been furnished with all materials relating to the business, finances and operations of the Company, its Subsidiaries and materials relating to the offer and sale of the Shares that have been requested by the Purchaser or its advisers. The Purchaser and its advisers have been afforded the opportunity to ask questions of the Company’s management concerning the Company and the Shares.

(d)

The Purchaser understands that the sale or re-sale of the Shares has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Shares may not be offered, sold or otherwise transferred unless (i) the Shares are offered, sold or transferred pursuant to an effective registration statement under the Securities Act, or (ii) the Shares are offered, sold or transferred pursuant to an exemption from registration under the Securities Act and any applicable state securities laws.

(e)

Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder engaged in any general solicitation or published any advertisement in connection with the offer and sale of the Shares.

(f)	The principal office of the Purchaser is located at the address set forth on the Purchaser’s signature page hereto.

Section 4.	Transfer or Resale Restrictions; Legends; Covenants.
4.1.

Agreement to Hold Shares.  The Purchaser will not, from the date hereof until the 181st day following the Closing Date (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Shares or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Shares, in cash, or otherwise.  Notwithstanding the foregoing or anything else in this Agreement, the Purchaser and its Affiliates may sell or otherwise transfer any or all of the Shares to any Affiliate of the Purchaser.

4.2.	Legends. The Purchaser understands that the Shares may be notated with one or all of the following legends:
(a)

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”; or

(b)

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A STOCK PURCHASE AGREEMENT DATED DECEMBER 21, 2019 BETWEEN SAREPTA THERAPEUTICS, INC. AND ROCHE FINANCE LTD”; or

(c)	Any legend required by the securities Laws of any state to the extent such Laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.
4.3.

Cooperation.  The Company (and any successor issuer) agrees to use commercially reasonable efforts to cooperate in connection with any attempt by the Purchaser or any of its Affiliates to sell or otherwise dispose of the Shares or other securities of the Company (or any successor issuer) pursuant to Rule 144 and any other rule or regulation of the SEC that may at any time permit a holder of such securities to sell such securities to the public without registration (collectively, an “Available Exemption”).  Such commercially reasonable efforts shall include:

(a)	making and keeping available adequate current public information, as those terms are understood and defined in such Available Exemption, at all times;
(b)	filing with the SEC in a timely manner all reports and other documents required under the Securities Act and the Exchange Act; and

(c)

furnishing to the Purchaser and its Affiliates, promptly upon request: (i) a written statement by the Company (or any successor issuer) that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3; and (ii) such other information as may be reasonably requested in connection with an Available Exemption, including, if reasonably necessary for the Purchaser or any of its Affiliates to consummate a sale pursuant to an Available Exemption, legal opinions to remove any restrictive legends or stop transfer orders on the Shares as may be reasonably requested by the Purchaser and its Affiliates (as if such transfer were being consummated pursuant to an underwritten offering).

4.4.	Covenants. Until the Closing, the Company shall not (without the prior written consent of the Purchaser, not to be unreasonably withheld):
(a)

(x) split, combine or reclassify any shares, or propose to split, combine or reclassify any of its share capital, or issue or authorize or propose the issuance or authorization of any other securities in respect of, or in lieu of or in substitution for, shares of its share capital, or (y) declare, or make payment in respect of, any dividend or other distribution upon any shares of capital stock of the Company;

(b)

redeem, repurchase or acquire any capital stock of the Company or any of its Subsidiaries, other than repurchases of capital stock from employees, officers or directors of the Company or any of its Subsidiaries in the ordinary course of business pursuant to any of the Company’s agreements or plans in effect as of the date of this Agreement; or

(c)	amend its governing documents in a manner that would be adverse to the Purchaser.
Section 5.	Conditions to Closing.
5.1.

Conditions to Obligations of the Parties. The Parties’ respective obligations to complete the purchase and sale of the Shares and deliver the Shares to the Purchaser is subject to the fulfillment or waiver of the following conditions at or prior to the Closing:

(a)	Effective Date. The Effective Date (as defined in the Collaboration Agreement) shall have occurred.
(b)	Collaboration Agreement. The Collaboration Agreement shall remain in full force and effect, binding on the parties thereto.
Section 6.	Termination.
6.1.

Automatic Termination of Agreement.  If the Collaboration Agreement is terminated at any time prior to the Closing, then this Agreement will automatically terminate as of the effective date of termination of the Collaboration Agreement.

6.2.

Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1 hereof, this Agreement (except for this Section 6.2 and Section 7 (other than Section 7.1), and any definitions set forth in this Agreement and used in such sections) will forthwith become void and have no effect, without any liability on the part of any Party hereto or its Affiliates; provided, however, that nothing contained in this Section 6.2 will relieve any Party from liability for fraud or any intentional or willful breach of this Agreement.

Section 7.	Miscellaneous.
7.1.

Survival of Warranties. The representations and warranties of the Parties contained in this Agreement shall survive the Closing for six years.  The covenants, agreements and obligations of the Parties contained in this Agreement shall survive the Closing until the applicable statute of limitations, recognizing any tolling period.  Notwithstanding the preceding two sentences, any breach of a representation, warranty, covenant or agreement shall survive the time at which it would otherwise terminate if notice of such breach shall have been given to the breaching Party prior to such time.

7.2.

Successors and Assigns.  The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the Parties.  No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Party, except that the Purchaser may transfer or assign its rights and obligations under this Agreement, in whole in part or from time to time in part, to one or more of its Affiliates at any time; provided that such transfer or assignment shall not relieve the Purchaser of its obligations hereunder.  Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3.

Governing Law.  This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

7.4.	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5.	Notices. Section 17.5 of the Collaboration Agreement is hereby incorporated by reference, mutatis mutandis; provided that, any notice to the Purchaser shall also be sent to:

Roche Finance Ltd Grenzacherstrasse 122 4070 Basel, Switzerland Attn: Roche Venture Fund, Carole Nuechterlein Fax: [**]
With a simultaneous copy (which shall not constitute notice) to:	F. Hoffmann-La Roche Ltd Group Legal Department Grenzacherstrasse 124 CH-4070 Basel, Switzerland Attention: Dr. Beat Kraehenmann Fax: [**]

7.6.

Expenses.  Each Party will pay its own expenses incurred in connection with the preparation, negotiation, execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

7.7.

Waiver.  Waiver by the Company or the Purchaser of a breach hereunder by the Purchaser or the Company, respectively, will not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a Party in exercising or availing itself of any right, power or privilege hereunder will preclude the later exercise of any such right, power or privilege by such Party. No waiver will be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the Party granting the waiver. All remedies, either under this Agreement or by law or otherwise afforded to any Party, will be cumulative and not alternative.

7.8.	Amendments. Any term of this Agreement may be amended or terminated only with the written consent of the Company and the Purchaser.
7.9.	Severability. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision.
7.10.

Entire Agreement.  This Agreement and the Collaboration Agreement constitute the full and entire understanding and agreement between the Parties with respect to the subject matter hereof and thereof, and any other written or oral agreement relating to the subject matter hereof or thereof existing among the Parties are expressly canceled.

7.11.

Exclusive Jurisdiction; Venue.  Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by another Party hereto or its successors or assigns, will be brought and determined exclusively in (a) the state courts of the State of New York in Manhattan, New York, or (b) the United States District Court for the Southern District of New York.  Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the Parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 7.11, (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Each of the Parties hereto agrees that service of process upon such Party in any such action or proceeding will be effective if such process is given as a notice in accordance with Section 7.5.

7.12.

Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY DIRECT OR INDIRECT ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) MAKES THIS WAIVER VOLUNTARILY, AND (C) ACKNOWLEDGES THAT EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 7.12.

7.13.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party.  Until and unless each Party has received a counterpart signed by the other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or communication or otherwise).

7.14.

Specific Performance.  The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that, prior to the valid termination of this Agreement in accordance with the terms hereof, the Parties shall be entitled (without posting of any bond) to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts referred to in Section 7.11, in addition to any other remedy to which they are entitled at law or in equity.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.

COMPANY:

Sarepta therapeutics, inc.

By:	/s/ Douglas S. Ingram

Name:	Douglas S. Ingram

Title:	President and CEO

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.

PURCHASER:

ROCHE FINANCE LTD

By:	/s/ Carole Neuchterlein

Name:	Carole Neuchterlein

Title:	Authorized Signatory

By:	/s/ Felix Kobel

Name:	Dr. Felix Kobel

Title:	Attorney at Law

[Signature Page to Stock Purchase Agreement]